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                                                                   Exhibit 10.13



                         SUPPLEMENTAL PENSION AGREEMENT


         SUPPLEMENTAL PENSION AGREEMENT, entered into this 10th day of June, 1991, by and between FIRST BANCORPORATION OF OHIO, an Ohio corporation (the "Company") and JOHN R. MACSO, an individual (the "Employee").

                                R E C I T A L S :

         A. Employee is a key employee of Peoples Savings Bank, a wholly-owned subsidiary of the Company.

         B. The Company desires to further ensure the Employee's loyalty by providing the Employee with enhanced retirement benefits.

         In consideration of the foregoing, the mutual covenants hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Employee agree as follows:

1.       DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below.

         1.1      Benefit Service

         "Benefit Service" means the sum of twenty (20) years plus the number of Credited Years of Service credited to the Employee under the Qualified Plan (as defined in Section 1.2) with respect to periods after October 1, 1990.

         1.2      Qualified Plan

         "Qualified Plan" means the Pension Plan for Employees of First Bancorporation of Ohio and Subsidiaries, as amended from time to time. Unless otherwise specifically set forth herein, capitalized terms used in this Agreement have the same meanings as those ascribed to them in the Qualified Plan.

         1.3      Vesting Service

         "Vesting Service" means the sum of twenty (20) years plus the number of Participating Years of Service credited to the Employee under the Qualified Plan with respect to periods after October 1, 1990.



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2.       NORMAL RETIREMENT BENEFIT

         Upon his Normal Retirement Date, the Company shall pay to the Employee a pension, which shall continue for the remainder of the Employee's life, in an amount equal to:

         (a) the Normal Pension to which the Employee would be entitled under the terms of the Qualified Plan if such Normal Pension was calculated using the Employee's Benefit Service; less

         (b) the amount of the Normal Pension actually payable to the Employee under the terms of the Qualified Plan as of the Employee's Normal Retirement Date.

3.       EARLY RETIREMENT BENEFIT

         3.1 On the first day of any month coinciding with or occurring after the Employee's fifty-fifth (55th) birthday, the Employee may elect to take early retirement. Upon such early retirement, the Company shall pay a pension to the Employee for the remainder of the life of the Employee which pension shall, at the option of the Employee, commence either on the Employee's Normal Retirement Date or on the first day of any calendar month between the date of the Employee's early retirement and his Normal Retirement Date.

         3.2 The amount of the pension payable to the Employee as of such date under this Agreement shall be equal to:

                  (a) an amount equal to the Early Retirement Benefit to which the Employee would be entitled under the terms of the Qualified Plan as of the date such benefit commences if such Early Retirement Benefit was calculated using the Employee's Benefit Service; less

                  (b) the amount of the Early Retirement Benefit actually payable to the Employee under the terms of the Qualified Plan as of the date the Employee's Early Retirement Benefit commences.

4.       DISABILITY RETIREMENT BENEFIT

         4.1 If the Employee becomes Totally and Permanently Disabled, the Company shall pay a pension to the Employee for the remainder of the life of the Employee, which pension shall commence as of the Employee's Normal Retirement Date.

         4.2 The amount of the Pension payable to the Employee under this
Section 4 at the Employee's Normal Retirement Date shall be equal to:


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                  (a)      an amount equal to the Disability Retirement Benefit
                           to which the Employee would be entitled under the terms of the Qualified Plan as of the Employee's Normal Retirement Date if such Disability Retirement Benefit was calculated using the Employee's Benefit Service; less

                  (b) the amount of the Disability Retirement Benefit actually payable to Employee under the terms of the Qualified Plan as of the Employee's Normal Retirement Date.

5.       VESTED RETIREMENT BENEFIT

         5.1 If the Employee terminates his employment with the Company, or any of its subsidiaries which are adopting employers of the Qualified Plan, prior to attaining his Early Retirement or Normal Retirement Dates, the Company shall pay a pension to the Employee for the remainder of the life of the Employee which pension shall, at the option of the Employee, commence either on the Employee's Normal Retirement Date or on the first day of any calendar month between the Employee's Early Retirement Date or Normal Retirement Date.

         5.2 The amount of the pension payable to the Employee under this
Section 5 shall be equal to:

                  (a) an amount equal to the Vested Pension to which the Employee would be entitled under the terms of the Qualified Plan at the time such pension commences if such pension was calculated using the Employee's Benefit Service; less

                  (b) the amount of the Vested Pension actually payable to the Employee under the terms of the Qualified Plan as of the date such pension commences.

6.       FORM OF PAYMENT

         The pensions payable to the Employee under this Agreement shall be paid to the Employee and his Beneficiary, if applicable, in the same form as the Employee's pension is paid under the terms of the Qualified Plan. If a pension payable under this Agreement is paid in a form other than a single-life annuity, the amount of such pension shall be adjusted using the same assumptions as to interest and mortality as those used under the Qualified Plan to calculate the Actuarial Equivalent of a single-life annuity.

7.       DEATH BENEFIT

         7.1 If the Employee dies prior to his retirement and his Surviving Spouse is eligible to receive a Qualified Pre-Retirement Survivor Annuity under the Qualified Plan, the Company shall pay a pension to the Employee's Surviving Spouse, if any, for the remainder of her life. If the


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Employee and his Spouse have made a Qualified Election to waive the Qualified
Pre-Retirement Survivor Annuity under the Qualified Plan, then the Company shall not be obligated to pay any pension to the Employee's Surviving Spouse under this Section 7.

         7.2 The amount of pension payable to the Employee's Surviving Spouse under this Section 7 shall be equal to:

                  (a) an amount equal to the Qualified Pre-Retirement Survivor Annuity to which the Employee's Surviving Spouse would be entitled under the terms of the Qualified Plan if such annuity was calculated using the Employee's Benefit Service; less

                  (b) the amount of the Qualified Pre-Retirement Survivor Annuity actually payable to the Employee's Surviving Spouse under the terms of the Qualified Plan.

8.       TERMINATION OF QUALIFIED PLAN

         If the Qualified Plan is terminated by the Company, this Agreement shall also terminate as of the effective date of the termination of the Qualified Plan. Upon termination of this Agreement pursuant to this Section 8, the Company shall purchase an annuity or otherwise fund the difference between
(a) the amount of the Accrued Benefit that the Employee would have had under the Qualified Plan as of the date of its termination if his Accrued Benefit was calculated using the Employee's Benefit Service as of such date; and (b) the actual amount of the Employee's Accrued Benefit under the Qualified Plan as of the date of its termination.

9.       MISCELLANEOUS

         9.1 Nothing contained in this Agreement shall be deemed to give the Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge the Employee at any time regardless of the effect which such discharge shall have upon him under this Agreement.

         9.2 The rights of the Employee, the Beneficiary of the Employee, or any other person claiming through the Employee under this Agreement, shall be solely those of an unsecured general creditor of the Company. Benefits provided under this Agreement shall not be separately funded by the Company but shall be paid out of the operating funds of the Company as such benefits become due.

         9.3 Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Company.


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         9.4 The Employee shall have the right to change his Beneficiary by notifying the Company of such in writing. Such change shall become effective upon written acknowledgment of same by the Company. Any payments made by the Company to a Beneficiary in good faith and under the terms of this Agreement shall fully discharge the Company from all further obligations with respect to such Beneficiary.

         9.5 This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators and legal representatives, successors and assigns; provided, however, that the Employee may not assign his rights hereunder without the express written consent of the Company.

         9.6 This Agreement shall be governed by the laws of Ohio. This Agreement is solely between the Company and the Employee. The Employee, his Beneficiary or other persons claiming through the Employee shall only have recourse against the Company for enforcement of this Agreement.

         9.7 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

         9.8 The obligations of the Company under this Plan shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required or as the Company deems advisable.

         IN WITNESS WHEREOF, the parties have duly executed this Supplemental Pension Agreement the date and year above first written.


                                       FIRST BANCORPORATION OF OHIO


                                       By /s/ Howard L.  Flood
                                          --------------------------------------
                                       Its President & Chief Executive Officer
                                           -------------------------------------
                                                               Company


                                          /s/   John R.  Macso
                                       -----------------------------------------
                                                         John R. Macso

                                                               Employee


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